UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 18, 2016
________________________________________________
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
__________________________________________________

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)

(703) 280-2900

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	3
SIGNATURE	4

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting held on May 18, 2016, shareholders considered and approved the three proposals that management presented, each of which is described in more detail in the Company's Proxy Statement filed on April 1, 2016.

The results detailed below represent the final voting results as certified by the Inspectors of Election:

Proposal 1

The shareholders elected the following thirteen directors to hold office until the 2017 Annual Meeting of Shareholders: Wesley G. Bush, Marianne C. Brown, Victor H. Fazio, Donald E. Felsinger, Ann M. Fudge, Bruce S. Gordon, William H. Hernandez, Madeleine A. Kleiner, Karl J. Krapek, Richard B. Myers, Gary Roughead, Thomas M. Schoewe and James S. Turley.

Director	For	Against	Abstain	Broker Non-Vote
Wesley G. Bush	138,816,613	3,802,948	873,930	18,450,619
Marianne C. Brown	141,346,811	1,371,549	775,131	18,450,619
Victor H. Fazio	138,349,823	4,299,201	840,917	18,450,619
Donald E. Felsinger	140,465,528	2,110,083	917,866	18,450,619
Ann M. Fudge	141,430,980	1,194,142	868,369	18,450,619
Bruce S. Gordon	139,167,987	3,469,724	855,780	18,450,619
William H. Hernandez	140,801,962	1,865,012	826,517	18,450,619
Madeleine A. Kleiner	140,471,990	2,167,658	853,835	18,450,619
Karl J. Krapek	140,769,905	1,841,145	882,441	18,450,619
Richard B. Myers	140,070,522	2,656,113	766,856	18,450,619
Gary Roughead	141,442,718	1,293,046	757,727	18,450,619
Thomas M. Schoewe	141,152,401	1,441,041	900,049	18,450,619
James S. Turley	140,590,262	2,033,755	869,472	18,450,619

Proposal 2
The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers, with a vote of:

For	Against	Abstain	Broker Non-Vote
135,460,515	6,469,086	1,563,890	18,450,619

Proposal 3

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2016 with a vote of 159,307,823 shares for, 2,049,681 shares against and 586,606 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: May 19, 2016

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